Exhibit B

Directors and Executive Officers of TAFE

Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transactions in Common Stock during the past 60 days

Mallika Srinivasan	Chairman and Managing Director	India	Chief Executive	35/77 Nungambakkam High Road, Chennai 600034	20,059 (1)	None.

R. C. Banka	Director	India	Operations	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

P. B. Sampath	Director	India	Chartered Accountant	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

Sandeep Sinha	CEO	India	Operations	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

S. Chandramohan	Group President	India	Finance	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

V. P. Ahuja	Director	India	European Operations	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

Sankar Datta	Director	India	Chartered Accountant	8/1, Vaidya Rama Iyer Street, T Nagar, Chennai 600017	None.	None.

Chittranjan Dua	Director	India	Lawyer	88, Sundar Nagar, New Delhi 110 003	None.	None.

Gary L. Collar	Director	US	Senior Vice President, General Manager, Asia/Pacific and Africa of AGCO	4177 Tami Lane, Central Point, Oregon 97052	77,123 (2)	None.

P. Ganesh	CFO	India	Chartered Accountant	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

T. R. Kesavan	Group President	India	Corporate Relations	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

C. P. Sounderarajan	Company Secretary	India	Corporate Affairs	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

John Edwin	President	India	Quality - Operations	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

(1)	Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.
(2)	Based on report on Form 4 filed on behalf of Mr. Collar with the SEC on August 24, 2020.

Directors and Executive Officers of TAFE Motors and Tractors

Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE Motors and Tractors.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transactions in Common Stock during the past 60 days

Mallika Srinivasan	Chairman and Managing Director	India	Chief Executive	35/77 Nungambakkam High Road, Chennai 600034	20,059 (1)	None.

Dr. Lakshmi Venu	Deputy Managing Director	India	Strategy & Operations	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

R. C. Banka	Director	India	Operations	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

P. B. Sampath	Director	India	Chartered Accountant	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

Sandeep Sinha	Director	India	Operations	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

S. Chandramohan	Director	India	Finance	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

Sankar Datta	Director	India	Chartered Accountant	8/1, Vaidya Rama Iyer Street, T Nagar, Chennai 600017	None.	None.

N. S. Swaminathan	Director	India	International Business	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

T. R. Kesavan	Director	India	Corporate Relations	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

P. Ganesh	CFO	India	Chartered Accountant	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

C. P. Sounderarajan	Company Secretary	India	Corporate Affairs	35/77 Nungambakkam High Road, Chennai 600034	None.	None.

Alok Mam	Sr. Vice President	India	Manufacturing	Plot No. 1, Sector D Industrial Area, Mandideep 462046	None.	None.

V. P. Arya	Sr. Vice President	India	Finance	Plot No. 1, Sector D Industrial Area, Mandideep 462046	None.	None.

N. Subramanian	Sr. Vice President	India	Marketing	Plot No. 1, Sector D Industrial Area, Mandideep 462046	None.	None.

(1)	Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.